Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron_Jacoby@rlicorp.com
www.rlicorp.com

RLI reports second quarter earnings

PEORIA, ILLINOIS, July 20, 2006 — RLI Corp. (NYSE: RLI) — RLI Corp. reported second quarter net earnings of $22.9 million ($0.89 per diluted share), compared to $34.4 million ($1.31 per diluted share) reported in the same quarter last year. Through June 30, net earnings were $48.6 million ($1.86 per share) versus $63.7 million ($2.43 per share) last year.  Highlights for the second quarter include:

•                  Operating earnings of $18.8 million ($0.73 per share).

•                  GAAP combined ratio of 94.5 across all segments.

•                  Overall gross premium growth of 15% to $228.7 million, driven by the company’s property segment.

•                  Continued run-off of previously exited property construction coverages resulted in an underwriting loss of $7.0 million pre-tax ($0.18 per share).

•                  Favorable resolution of a recent tax examination, resulting in a tax benefit of $3.2 million ($0.12 per share).

•                  Investment income growth of 20%.

“Our continuing underwriting operations delivered a very positive result for the quarter,” said RLI Corp. President & CEO Jonathan E. Michael. “We recorded a solid combined ratio despite the loss from construction, which was obviously disappointing. We are pleased with the comparison of this quarter’s performance to that of last year with the perspective that both periods were affected by a number of specific items.” The second quarter of 2005 was positively affected by $16.1 million pre-tax ($0.40 per share) of favorable casualty reserve development on prior accident years.

Operating earnings through June 30 were $41.6 million ($1.60 per share) versus $58.9 million ($2.25 per share) last year. Year-to-date 2006 results factor in favorable loss development of $2.3 million pre-tax ($0.06 per share) from prior years’ casualty loss reserves that occurred in the first quarter of 2006. Results for the first half of 2005 factor in $29.0 million pre-tax ($0.73 per share) of favorable development on prior accident year hurricane and casualty loss reserves. Refer to the table on page 3 of this release for the quarterly and year-to-date impact of specific items.

RLI reports underwriting profit

RLI reported second quarter underwriting income of $7.0 million representing a 94.5 net GAAP combined ratio versus the $29.6 million income representing a 76.1 combined ratio for the same period last year. The current quarter’s results were reduced by $7.0 million from property construction business, which included newly reported losses, adverse development from previously reported losses, and related reinsurance reinstatement premiums. Casualty recorded a 92.2 combined ratio, the property segment registered a 107.0 combined ratio, and the surety segment recorded an 85.8 combined ratio for the current quarter.

Gross premiums written were up 15%, to $228.7 million. Net premiums earned were up 2% quarter over quarter, to $125.9 million. The growth rate in net premiums earned trailed that of gross premiums written because the recent significant growth in property premium will be recognized as earned over the policy terms, generally 12 months.

RLI reported year-to-date underwriting income of $22.9 million representing a 90.9 net GAAP combined ratio versus the $56.0 million underwriting income representing a 77.4 combined ratio for the same period last year. Casualty recorded a 91.0 combined ratio, the property segment recorded a 93.5 combined ratio, and the surety segment recorded an 86.2 combined ratio for the six months ended June 30, 2006.

“Our casualty segment showed slight growth for the quarter, but is off year to date due to a program we discontinued in the third quarter of 2005 as well as an extension of the industry’s modest softening trend,” said Michael. “Property production continues to show strong double-digit growth in the quarter primarily due to commercial property rate increases in hurricane and earthquake-prone areas. Growth from our marine division also helped drive property’s results. Our surety segment continued its strong underwriting results established in past quarters, and its premium is up 10% year to date.”

Other income

Investment income for the second quarter reached $17.6 million, a 20% increase over the second quarter of last year. For the six month period ended June 30, investment income was $34.3 million, up 17% over the same period last year. Growth in investment income was due to positive operating cash flows and a higher interest rate environment.

The consolidated investment portfolio’s total return for the quarter was 0.6%. The bond portfolio gained 0.4% and the equity portfolio’s return was 1.3%. For the six month period, the portfolio’s total return was 1.7% based on a bond portfolio return of 0.4% and an equity portfolio return of 6.9%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $14.7 million for the quarter, or $0.57 per share. Year-to-date comprehensive earnings were $36.8 million, or $1.41 per share.

  During the quarter, equity in earnings of unconsolidated investees of $4.9 million included $3.6 million related to Maui Jim, Inc. and $1.3 million from Taylor Bean & Whitaker Mortgage Corp. The second quarter of 2005 showed $4.5 million of earnings, of which $3.9 million was related to Maui Jim. Year to date, equity in earnings of unconsolidated investees of $7.6 million included $5.6 million related to Maui Jim. For the same period in 2005, the company received $5.8 million of earnings from these entities, of which $4.9 million was related to Maui Jim. Both Maui Jim and Taylor Bean & Whitaker continue to exhibit strong operating performance.

During the second quarter, the IRS concluded an examination of the company’s tax years 2000 through 2004. As a result of the conclusion of this exam, the company’s second quarter income tax expense reflects a positive impact of $3.2 million ($0.12 per share), resulting from a change in tax estimate related to the sale of assets.

Other RLI news

In the first quarter of 2006, RLI announced a new stock repurchase program for up to $100 million of RLI common stock. During the second quarter, the company purchased 830,900 shares at a cost of $40.1 million. Since the inception of the buyback program, the company has repurchased 1,073,950 shares at a cost of $53.2 million.

On July 14, 2006, RLI paid a $0.19 per share dividend, which represented a two cent, or 12% increase from the previous dividend. RLI has paid and increased dividends for 31 consecutive years. Over the last five years, the company’s quarterly dividend has grown by an average of 18.9%, and by an average of 13.0% over the last 10 years. Mergent’s Dividend Achievers currently ranks RLI 171st among 11,000 public companies for 10-year average dividend growth rate.

At 3:15 p.m. CDT today, July 20, 2006, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions.  These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2005.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving “niche” or underserved markets. RLI operates in all 50 states from 23 office locations. The company’s talented associates have delivered underwriting profits in 25 of the last 29 years, including the last 10. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company — are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s.

For additional information, contact Vice President, Corporate Development Aaron Jacoby at (309) 693-5880 or at aaron_jacoby@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per share
	2006		2005
	2nd Otr	6 Months	2nd Qtr	6 Months
Operating Earnings Per Share	$0.73	$1.60	$1.20	$2.25
Specific items included in operating earnings per share: (1)(2)
• Favorable development from 2005 hurricanes	$0.03	$0.07	—	—
• (Loss) on property construction coverage	$(0.18)	$(0.18)	—	—
• Favorable casualty reserve development	—	$0.06	$0.40	$0.63
• Favorable development from 2004 hurricanes	—	—	—	$0.10

(1)             Includes bonus-related impacts which affected other insurance and general corporate expenses.

(2)             Favorable developments reflect revisions for previously estimated losses.

RLI CORP.

2006 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$125,867	$123,674	1.8%	$253,254	$247,714	2.2%
Net investment income	17,556	14,666	19.7%	34,264	29,278	17.0%
Net realized investment gains	1,489	4,389	-66.1%	5,931	7,373	-19.6%
Consolidated revenue	144,912	142,729	1.5%	293,449	284,365	3.2%

Loss and settlement expenses	74,966	49,323	52.0%	141,643	105,842	33.8%
Policy acquisition costs	34,207	35,572	-3.8%	69,806	67,436	3.5%
Other insurance expenses	9,736	9,176	6.1%	18,937	18,434	2.7%
Interest expense on debt	1,710	1,854	-7.8%	3,392	3,664	-7.4%
General corporate expenses	1,654	1,710	-3.3%	3,509	3,614	-2.9%
Total expenses	122,273	97,635	25.2%	237,287	198,990	19.2%

Equity in earnings of unconsolidated investees	4,867	4,515	7.8%	7,607	5,774	31.7%

Earnings before income taxes	27,506	49,609	-44.6%	63,769	91,149	-30.0%
Income tax expense(1)	4,584	15,214	-69.9%	15,191	27,447	-44.7%
Net Earnings	$22,922	$34,395	-33.4%	$48,578	$63,702	-23.7%

Other comprehensive earnings (loss), net of tax	(8,199)	13,659	-160.0%	(11,794)	(3,858)	-205.7%

Comprehensive earnings	$14,723	$48,054	-69.4%	$36,784	$59,844	-38.5%

Operating Earnings:(2)

Net Earnings	$22,922	$34,395	-33.4%	$48,578	$63,702	-23.7%

Less: Realized investment gains, net of tax	968	2,852	-66.1%	3,855	4,792	-19.6%
Tax benefit on IRS examination(1)	3,172	0	—	3,172	0	—

Operating earnings	$18,782	$31,543	-40.5%	$41,551	$58,910	-29.5%

Return on Equity:
Net earnings (trailing four quarters)				13.4%	16.4%
Comprehensive earnings (trailing four quarters)				8.5%	19.5%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	25,762	26,275		26,050	26,244

EPS from operations(2)	$0.73	$1.20	-39.2%	$1.60	$2.25	-28.9%
Realized gains, net of tax	0.16	0.11	45.5%	0.26	0.18	44.4%
Net earnings per share	$0.89	$1.31	-32.1%	$1.86	$2.43	-23.5%

Comprehensive earnings per share	$0.57	$1.83	-68.9%	$1.41	$2.28	-38.2%

Cash dividends per share	$0.19	$0.16	18.8%	$0.36	$0.30	20.0%

(1)            During the second quarter of 2006, the Internal Revenue Service (IRS) concluded an examination of the company’s tax years 2000 through 2004. As a result of the conclusion of this exam, our second quarter income tax expense includes a positive impact of $3.2 million, resulting from the change in estimate for a tax exposure item relating to the sale of assets. This impact is excluded from operating earnings and EPS from operations.

(2)            Operating earnings and EPS from operations are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Operating earnings and EPS from operations consist of our net earnings reduced by after-tax realized investment gains / losses and the tax benefit associated with the IRS examination. Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations.

RLI CORP.
2006 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months EndedJune 30,			Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change
Total Gross Revenues
Gross premiums written	$228,690	199,410	14.7%	$403,843	365,545	10.5%
Net investment income	17,556	14,666	19.7%	34,264	29,278	17.0%
Net realized investment gains	1,489	4,389	-66.1%	5,931	7,373	-19.6%
Total	$247,735	$218,465	13.4%	$444,038	$402,196	10.4%

Net Cash Flow from Operations	$46,788	$47,331	-1.1%	$68,497	$78,346	-12.6%

	June 30,	December 31,
	2006	2005	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income and short-term investments	$1,348,165	$1,376,695	-2.1%
(amortized cost - $1,378,202 at 6/30/06)
(amortized cost - $1,384,620 at 12/31/05)
Equity securities	334,918	321,096	4.3%
(cost - $196,597 at 6/30/06)
(cost - $186,417 at 12/31/05)
Total investments	1,683,083	1,697,791	-0.9%

Premiums and reinsurance balances receivable	140,489	126,894	10.7%
Ceded unearned premiums	103,018	114,668	-10.2%
Reinsurance recoverable on unpaid losses	548,673	593,209	-7.5%
Deferred acquisition costs	74,002	69,477	6.5%
Property and equipment	21,245	20,859	1.9%
Investment in unconsolidated investees	45,432	54,340	-16.4%
Goodwill	26,214	26,214	0.0%
Other assets	39,114	32,418	20.7%
Total assets	$2,681,270	$2,735,870	-2.0%

Unpaid losses and settlement expenses	1,329,247	1,331,866	-0.2%
Unearned premiums	400,621	383,683	4.4%

Reinsurance balances payable	81,821	97,526	-16.1%
Short-term debt	15,309	15,541	-1.5%
Long-term debt - bonds payable	100,000	100,000	0.0%
Income taxes - deferred	14,954	22,717	-34.2%
Other liabilities	66,974	91,596	-26.9%
Total liabilities	2,008,926	2,042,929	-1.7%
Shareholders’ equity	672,344	692,941	-3.0%
Total liabilities & shareholders’ equity	$2,681,270	$2,735,870	-2.0%

OTHER DATA

Common shares outstanding (in 000’s)	24,724	25,551

Book Value per share	$27.19	$27.12	0.3%
Closing stock price per share	$48.18	$49.87	-3.4%

Statutory Surplus	$668,874	$690,547	-3.1%

RLI CORP.
2006 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

UNDERWRITING SEGMENT DATA
(in thousands)

		GAAP		GAAP		GAAP		GAAP
	Property	Ratios	Surety	Ratios	Casualty	Ratios	Total	Ratios

Three Months Ended June 30, 2006

Gross premiums written	$77,203		$16,549		$134,938		$228,690
Net premiums written	49,688		15,845		95,140		160,673
Net premiums earned	25,370		14,682		85,815		125,867
Net loss & settlement expenses	16,793	66.2%	3,473	23.7%	54,700	63.7%	74,966	59.6%
Net operating expenses	10,351	40.8%	9,112	62.1%	24,480	28.5%	43,943	34.9%
Underwriting income (loss)	$(1,774)	107.0%	$2,097	85.8%	$6,635	92.2%	$6,958	94.5%

2005
Gross premiums written	$49,129		$16,833		$133,448		$199,410
Net premiums written	27,904		15,329		92,861		136,094
Net premiums earned	20,913		12,537		90,224		123,674
Net loss & settlement expenses	6,774	32.4%	3,946	31.5%	38,603	42.8%	49,323	39.9%
Net operating expenses	8,749	41.8%	7,779	62.0%	28,220	31.3%	44,748	36.2%
Underwriting income	$5,390	74.2%	$812	93.5%	$23,401	74.1%	$29,603	76.1%

UNDERWRITING SEGMENT DATA
(in thousands)

		GAAP		GAAP		GAAP		GAAP
	Property	Ratios	Surety	Ratios	Casualty	Ratios	Total	Ratios

Six Months Ended June 30, 2006

Gross premiums written	$120,095		$33,654		$250,094		$403,843
Net premiums written	74,391		31,806		175,644		281,841
Net premiums earned	50,992		29,181		173,081		253,254
Net loss & settlement expenses	26,467	51.9%	6,785	23.3%	108,391	62.6%	141,643	55.9%
Net operating expenses	21,221	41.6%	18,353	62.9%	49,169	28.4%	88,743	35.0%
Underwriting income	$3,304	93.5%	$4,043	86.2%	$15,521	91.0%	$22,868	90.9%

2005
Gross premiums written	$80,648		$30,605	$254,292		$365,545
Net premiums written	43,045		28,107	175,730		246,882
Net premiums earned	42,046		24,837	180,831		247,714
Net loss & settlement expenses	13,055	31.0%	7,978	32.1%	84,809	46.9%	105,842	42.7%
Net operating expenses	15,540	37.0%	15,363	61.9%	54,967	30.4%	85,870	34.7%
Underwriting income	$13,451	68.0%	$1,496	94.0%	$41,055	77.3%	$56,002	77.4%